CONSENT OF STONEFIELD JOSEPHSON

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the financial statements of Communication Intelligence Corp. for the year ending December 31, 2000, and 1999, and to the reference to it as experts in accounting and auditing relating to said financial statements, in the Form 10k filed with Securities and Exchange Commission for Communication Intelligence Corp., dated February 9, 2001.

STONEFIELD JOSEPHSON, INC.

Certified Public Accountants

Santa Monica, California
February 9, 2001

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CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 333-04711, No. 333-24257 and No. 333-43855) and the incorporation by reference in the Registration Statements on Form S-8 (No. 33-5521, No. 33-71614 and No. 33-92284) of Communication Intelligence Corporation of our report dated March 29, 1999 appearing in this Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectuses.




PricewaterhouseCoopers, LLP

San Jose, California
March 29, 1999